Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EVI Industries, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of our reports dated September 14, 2020, relating to the consolidated financial statements, and the effectiveness of EVI Industries, Inc.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2020 filed with the Securities and Exchange Commission on September 14, 2020.

/s/ BDO USA, LLP

BDO USA, LLP

Miami, FL

December 23, 2020